Price Waterhouse LLP




             Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1997, which appears on page 37 of the 1996 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 1996.



/s/ PRICE WATERHOUSE LLP
----------------------------
    Price Waterhouse LLP


Miami, Florida
December 30, 1997







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